SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 30, 2008

TANK SPORTS, INC.
(Exact name or registrant as specified in its charter)

California	000-51946	95-4849012
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

10925 Schmidt Road
El Monte, California 91733
(Address of Principal Executive Offices, Including Zip Code)

(626) 350-4039
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) Resignation/Dismissal of Previous Independent Registered Public Accounting Firm

i On September 30, 2008, our audit firm resigned . The decision to discontinue the audit services of United Internatioal Accountancy Corp. ("UIAC") was approved by our Board of Directors on September 30, 2008.

ii. During the Company’s most recent two (2) fiscal years and as the subsequent interim period through October 2, 2008, there has been no disagreement with UIAC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of UIAC, would have caused UIAC to make reference to the subject matter of the disagreement in their report.

iii. During the Company’s most recent two (2) fiscal years and the subsequent interim period through October 2, 2008, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

vi. Registrant requested that UIAC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A Copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

i. On October 2, 2008, the Board appointed KCCW Accountancy Corp. (“KCCW”) as the Company’s new independent registered public accounting firm. The decision to engage KCCW was approved by the Company’s Board of Directors on October 2, 2008.

ii. During the most recent two (2) fiscal years and the subsequent interim period through October 2, 2008, the Company did not consult with KCCW regarding (1) the application of accounting principles to a specified transaction, (2) the type of audit opinion that might be rendered on the Company’s financial statements, or (3) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

a) Financial Statements

    None.

b) Exhibits

  16.1                      Letter dated October 15, 2008 from United International Accountancy Corp. concurring with the disclosure in this Form 8-K/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANK SPORTS, INC.

Date: Oct 15, 2008	By:	/s/ Jiang Yong Ji
Jiang Yong Ji
Title: Principal Executive Officer